United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2025

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Limoneira Company (the “Company”) entered into a Farm Management Agreement, dated January 31, 2023 (the “FMA”) with Capital Agricultural Property Services, Inc., a Delaware corporation (“CAPS”), acting on behalf of PAI Centurion Citrus, LLC, a Delaware limited liability company (“PAI”), an affiliate of PGIM Real Estate Finance, LLC, a Delaware limited liability company (“PGIM”). On March 1, 2025, the Company received a notice of termination of the FMA from PGIM. The FMA will terminate on March 31, 2025. The Company will not suffer any material early termination penalties.

Under the FMA, the Company provided farming, management and operations services related to the 3,537-acre citrus grove parcels of land in Tulare County, California (the “Northern Properties”) that the Company sold to PGIM in October 2022. The FMA expired on March 31, 2024, after which it automatically renewed on a yearly basis, subject to termination upon written notice at least thirty days prior to April 1.

The Company is party to a Grower Packing & Marketing Agreement (the “GPMA”) with PAI, under which the Company provides packing, marketing and selling services for lemons harvested on the Northern Properties. The GPMA was entered into on January 31, 2023 and has an initial term of five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2025	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Executive Vice President, Chief Financial Officer, and Treasurer